SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported

August 15, 2005

Bresler & Reiner, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation of organization)

0-6201	52-0903424
(Commission File Number)	(IRS Employer Identification Number)

11200 Rockville Pike,Suite 502
Rockville, MD  20852

(Address of principal executive office including zip code)

Registrant’s telephone number, including area code: (301) 945-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers

Appointment of Chief Financial Officer

Our Board of Directors has unanimously elected Robert O. Moore to serve as our Chief Financial Officer (“CFO”), effective August 15, 2005.

Prior to joining the Company, Mr. Moore, 57, had been Chief Financial Officer of The Deltona Corporation, Ocala, Florida, a developer of planned residential communities, since 2002.  From 2000 to 2002 he was Chief Financial Officer of SkyWay Partners, Inc., Philadelphia, Pennsylvania, a developer of voice, video and data systems.  Mr. Moore has served in similar capacities for both public and private companies since 1985.  He has spent over ten years in public accounting with “Big Four” accounting firms.

On August 17, 2005 we issued a press release announcing, among other things, Mr. Moore’s appointment, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01.  Other Events

On August 16, 2005, we were informed by Midlantic Office Trust, Inc. (“Midlantic”) that Midlantic had determined, due to market conditions, not to proceed with its previously announced initial public offering.  As a result, our sale to Midlantic of certain commercial office properties, as described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed August 15, 2005, will not take place.  In addition, our Chief Executive Officer, Sidney M. Bresler, who as previously announced intended to resign upon completion of Midlantic’s initial public offering, will remain in his current position with us.

On August 17, 2005, we issued a press release regarding this event among other things, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                                 Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                                                                           Press Release of Bresler & Reiner, dated August 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRESLER & REINER, INC., Registrant

Date: August 17, 2005	By:	/s/ Sidney M. Bresler
Sidney M. Bresler
Chief Executive Officer